Exhibit 99.1

VASCO Reports Results for First Quarter 2016

-	Q1 Total revenue of $46.8 million
-	Q1 GAAP operating income of $3.1 million
-	Q1 GAAP earnings per share of $0.06
-	Q1 Non-GAAP earnings per share of $0.14[1]

OAKBROOK TERRACE, IL, and ZURICH, April 28, 2016 - VASCO Data Security International, Inc. (NASDAQ: VDSI), today reported financial results for the first quarter ended March 31, 2016.

“We delivered a strong performance during the first quarter and made important progress in achieving our 2016 strategic initiatives of transitioning to a recurring revenue model, increasing our software business, and integrating our acquisition of Silanis, which we now present under the trade name eSignLive,” stated T. Kendall Hunt, Chairman & CEO. “Q1 2015 included significant revenue from the largest deal in VASCO’s history making year-over-year comparisons challenging. Nevertheless, our core business remained solid and we more than doubled our mobile application security business.”

Revenue from continuing operations for the first quarter of 2016 decreased 28% to $46.8 million from $65.1 million in the first quarter of 2015. Net income from continuing operations for the first quarter of 2016 was $2.2 million, or $0.06 per fully diluted share, a decrease of $11.5 million, or 84% from $13.7 million, $0.34 per fully diluted share, for the first quarter of 2015.

Operating income from continuing operations for the first quarter of 2016 was $3.1 million, a decrease of $13.0 million, or 81%, from $16.1 million reported for the first quarter of 2015. Operating income from continuing operations, as a percentage of revenue, was 7% for the first quarter 2016, compared to 25% for the comparable period in 2015.

Net income, which includes the impact of our discontinued operations, was $2.2 million, or $0.06 per diluted share for the first quarter of 2016. Net income for the first quarter 2015 was $13.6 million, or $0.34 per diluted share.

Non-GAAP net income from continuing operations (which excludes both long-term incentive compensation and amortization of intangible assets) for the first quarter of 2016 was $5.6 million, or $0.14 per fully diluted share, a decrease of $9.9 million, or 64% from $15.5 million, or $0.39 per fully diluted share, for the first quarter of 2015.

[1]	An explanation of the use of Non-GAAP measures is included below under the heading “Non-GAAP Financial Measures”. A reconciliation of GAAP to Non-GAAP financial measures has also been provided in tables below.

Other Financial Highlights:

•	Gross profit from continuing operations was $33.9 million or 73% of revenue for the first quarter of 2016. Gross profit was $37.7 million, or 58%, of revenue for the first quarter of 2015.

•	Operating expenses from continuing operations for the first quarter of 2016 were $30.8 million, an increase of 43% from $21.6 million reported for the first quarter of 2015. The increase in operating expenses from continuing operations for the first quarter of 2016 is primarily related to eSignLive operations.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $6.1 million for the first quarter of 2016, a decrease of 65% from $17.3 million reported for the first quarter of 2015.

•	Cash, cash equivalents and short-term investments at March 31, 2016 totaled $125.2 million compared to $123.5 million at December 31, 2015. There were no bank borrowings at any of the periods ended March 31, 2016 or December 31, 2015.

Operational and Other Highlights:

•	VASCO demonstrated face recognition “Selfie Authentication” technology and RASP mobile application security at RSA Conference 2016 and CeBIT 2016.

•	VASCO announced DIGIPASS 770, a Cronto visual authentication and transaction signing product with an entry-level price point.

•	eSignLive announced it will launch data centers on IBM Cloud in Europe and Australia to allow customers to meet local data residency requirements.

•	eSignLive became the first comprehensive e-signature solution available in a FedRAMP SaaS-level compliant cloud.

Guidance for full-year 2016:

VASCO is maintaining guidance for the full-year 2016 as follows:

•	Revenue is expected to be in the range of $205 million to $215 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 10% to 12%.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, April 28, 2016, at 4:30 p.m. EDT - 22:30h CEST. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Mark Hoyt, CFO, will discuss VASCO’s results for the first quarter 2016.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: 1-800-708-3120

International: +1-303-223-4393

Mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on ir.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

About VASCO:

VASCO is a world leader in providing two-factor authentication and digital signature solutions to financial institutions. More than half of the top 100 global banks rely on VASCO solutions to enhance security, protect mobile applications and meet regulatory requirements. VASCO also secures access to data and applications in enterprise environments, and provides tools for application developers to easily integrate security functions into their web-based and mobile applications. VASCO enables more than 10,000 customers in 100 countries to secure access, manage identities, verify transactions, electronically sign documents and protect assets across financial, enterprise, E-commerce, government and healthcare markets. Learn more about VASCO at vasco.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, without limitation the guidance for full year 2016. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors have been described in our Annual Report on Form 10-K for the year ended December 31, 2015 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. These risks, uncertainties and other factors include VASCO’s ability to integrate Silanis into the business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of the acquisition of Silanis are not fully realized or take longer to realize than expected. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2016	2015
Revenue	$46,767	$65,135
Cost of goods sold	12,839	27,461

Gross profit	33,928	37,674
Operating costs:
Sales and marketing	13,964	9,793
Research and development	6,298	4,549
General and administrative	8,327	6,119
Amortization of purchased intangible assets	2,224	1,136

Total operating costs	30,813	21,597

Operating income	3,115	16,077
Interest income, net	109	80
Other income (expense), net	361	(277)

Income from continuing operations before income taxes	3,585	15,880
Provision for income taxes	1,386	2,223

Net income from continuing operations	2,199	13,657
Loss from discontinued operations	0	(23)

Net income	$2,199	$13,634

Net income per share:
Basic income (loss) per share
Continuing	$0.06	$0.34
Discontinued	0.00	(0.00)

Total	$0.06	$0.34

Diluted income (loss) per share
Continuing	$0.06	$0.34
Discontinued	0.00	(0.00)

Total	$0.06	$0.34

Weighted average common shares outstanding:
Basic	39,681	39,527

Diluted	39,755	39,660

See accompanying notes to consolidated financial statements.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2016	December 31, 2015

	(unaudited)
ASSETS
Current assets
Cash and equivalents	$70,321	$78,522
Short term investments	54,878	44,961
Accounts receivable, net of allowance for doubtful accounts of $470 in 2016 and $621 in 2015	37,897	29,426
Inventories	18,024	20,618
Prepaid expenses	3,454	3,051
Foreign sales tax receivable	402	510
Deferred income taxes	0	1,495
Other current assets	4,845	4,778
Assets of discontinued operations	4	4

Total current assets	189,825	183,365
Property and equipment:
Furniture and fixtures	5,584	5,354
Office equipment	12,822	11,512

	18,406	16,866
Accumulated depreciation	(14,409)	(13,767)

Property and equipment, net	3,997	3,099
Goodwill, net of accumulated amortization	71,812	80,853
Intangible assets, net of accumulated amortization	35,728	37,970
Other assets, net of accumulated amortization	10,053	6,535

Total assets	$311,415	$311,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,635	$8,803
Deferred revenue	29,120	22,450
Accrued wages and payroll taxes	10,523	10,291
Income taxes payable	5,025	4,823
Other accrued expenses	4,772	7,820
Deferred compensation	130	1,503

Total current liabilities	58,205	55,690
Other long-term liabilities	67	76
Deferred income taxes	956	8,008

Total liabilities	59,228	63,774

Stockholders’ equity
Preferred stock: 500 shares authorized, none issued and outstanding at March 31, 2016 or December 31, 2015	0	0
Common stock: $.001 par value per share, 75,000 shares authorized; 40,202 and 40,108 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	40	40
Additional paid-in capital	86,891	85,766
Accumulated income	170,235	168,036
Accumulated other comprehensive income	(4,979)	(5,794)

Total stockholders’ equity	252,187	248,048

Total liabilities and stockholders’ equity	$311,415	$311,822

See accompanying notes to consolidated financial statements.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using certain Non-GAAP operating metrics, namely EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. The Company also believes these Non-GAAP operating metrics provide additional tools for investors to use to compare its business with other companies in its industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment. Reconciliations of the Non-GAAP measures to the most directly comparable GAAP financial measures are found below.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

to net income (in thousands):

	Three months ended March 31,

	2016	2015
	(in thousands, unaudited)
EBITDA from continuing operations	$6,097	$17,269
Interest income, net	109	80
Provision for income taxes	(1,386)	(2,223)
Depreciation and amortization	(2,621)	(1,469)

Net income	$2,199	$13,657

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define Non-GAAP Net Income and Non-GAAP Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, the Company does use purchased intangible assets to contribute to current and future revenue and the related amortization expense will recur in future periods until expired or written down. Finally, the Company makes a tax adjustment based on the above adjustments resulting in an effective tax rate on a Non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconcilation of Non-GAAP Net Income from Continuing Operations to

Net Income from Continuing Operations

	Three months ended
	March 31,
	2016	2015
	(in thousands, unaudited)
Non-GAAP Net Income-continuing operations	$5,605	$15,494
Long-term Incentive Compensation	(2,033)	(1,159)
Amortization of Purchased Intangible Assets	(2,224)	(1,137)
Tax impact of Adjustments*	851	459

Net income-continuing operations	$2,199	$13,657

Reconciliation of Non-GAAP Diluted EPS from Continuing Operations to

Diluted EPS from Continuing Operations

	Three months ended
	March 31,
	2016	2015
	(per share, unaudited)
Non-GAAP Diluted EPS-continuing operations	$0.14	$0.39
Long-term Incentive Compensation	(0.05)	(0.03)
Amortization of Purchased Intangible Assets	(0.05)	(0.03)
Tax impact of Adjustments*	0.02	0.01

Diluted EPS-continuing operations	$0.06	$0.34

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

Copyright © 2016 VASCO Data Security, Inc, VASCO Data Security International GmbH. All rights reserved. VASCO®, DIGIPASS®, and eSignLive™ are registered or unregistered trademarks of VASCO Data Security, Inc. and/or VASCO Data Security International GmbH, or Silanis Technology Inc. in the U.S. and other countries.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com